                                                                   EXHIBIT 10.10

                          AMERICAN HEALTHCHOICE, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                                AMENDMENT 1996-1

                               SEPTEMBER 1, 1996


         Pursuant to Section 19 of the American Healthchoice, Inc. 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), American Healthchoice, Inc., hereby amends the Employee Stock Purchase Plan effective September 1, 1996 as follows:

         1. Employee Stock Purchase Plan Section 2(n) is hereby amended to read as follows:

                          "(n)  "Purchase Price" shall mean an amount equal to
                 at least 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower."

         2. Employee Stock Purchase Plan Section 13 is hereby amended to read as follows:

                          "13.    Administration.

                                  (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

                                  (b)      Rule 16b-3 Limitations.
                          Notwithstanding the provisions of Subsection (a) of this Section 13, if the Company registers any of its equity securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, the following provisions shall replace Subsection (a) above: The Committee administering this Plan shall be comprised solely of two (2) or more non-employee directors of the Company. A non-employee director is any member of the Board who: (i) is not currently an officer of the Company or a related corporation; (ii) does not receive compensation for services rendered to the Company or a related corporation in any capacity other than as a director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; or (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws."

         The remaining Employee Stock Purchase Plan provisions shall continue in full force and effect.

                                           AMERICAN HEALTHCHOICE, INC.



                                           By:    [SIG]
                                              -------------------------------
                                                   Secretary





                                       2